UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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Form 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 16, 2013

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Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

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000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

1501 Industrial Road
San Carlos, CA  94070
(Address of principal executive offices)

650-802-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 16, 2013, Natus Medical Incorporated (the “Company”) received a notice from The Nasdaq Stock Market LLC stating that because the Company had not filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2013 (the “Quarterly Report”), the Company no longer complied with the Nasdaq listing requirements and specifically with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires that listed companies timely file all required periodic financial reports with the Securities and Exchange Commission (the “Commission”).

In a Form 12b-25 Notification of Late Filing filed by the Company with the Commission on May 13, 2013, the Company had reported that it expected that it would not be able to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 on or before the fifth calendar day following the prescribed due date.

On May 21, 2013, the Company filed the Quarterly Report with the Commission and, by making such filing, has regained compliance with the Nasdaq listing requirements and specifically with Nasdaq Listing Rule 5250(c)(1).

On May 22, 2013, the Company is issuing a press release announcing the filing of the Company's Quarterly Report on Form 10-Q with the Securities and Exchange Commission and other information.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 22, 2013 announcing the filing of the Company's Quarterly Report on Form 10-Q with the Securities and Exchange Commission and other information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated:	May 22, 2013	By:	/s/ Jonathan A. Kennedy
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 22, 2013 announcing the filing of the Company's Quarterly Report on Form 10-Q with the Securities and Exchange Commission and other information.